UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of

                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) November 20, 2003
                                                       -------------------

                                 Ultratech, Inc.
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             (Exact name of registrant as specified in its charter)




          Delaware                      0-22248                  94-3169580
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

         3050 Zanker Road, San Jose, California                    95134
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        (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number, including area code (408) 321-8835
                                                          ----------------



     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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

Item 7.   Exhibits


          Exhibit           Description
          -------           -----------

          99.1              Financial Update by CFO November 20, 2003



Item 9.   Regulation FD Disclosure



On November 20, 2003 Ultratech, Inc. posted an update to its quarterly teleconference guidance on its company world wide web at www.ultratech.com. The full text of this message is included as Exhibit 99.1 hereto.

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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                 ULTRATECH, INC.
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                                  (Registrant)



Date: November 20, 2003    By:/s/BRUCE R. WRIGHT
      -----------------       --------------------------------------------------
                              Bruce R. Wright
                              Senior Vice President, Finance and Chief Financial
                              Officer (Duly Authorized Officer and Principal
                              Financial and Accounting Officer)

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

                                  EXHIBIT INDEX



Exhibit           Description
-------           -----------

99.1              Financial Update by CFO   November 20, 2003.

                                  Exhibit 99.1

                             Financial Update by CFO

                                November 20, 2003

The visibility we have at this time regarding the current quarter is indicating the comments made in the 3Q03 earnings release teleconference call essentially remain valid. Confirming expectations we commented on in the teleconference call, order quote activity is up significantly in the quarter, principally for bump processing, laser processing, and nanotechnology in North America and Asia, and for thin film in Asia. We are still anticipating revenue for 4Q03 to be up by about 5%-10% sequentially from 3Q03. Gross margin looks to be a few points below our long-term operating model goal of 50%, based on the projected product mix for the quarter. Operating expenses for 4Q03 still look to be down around 5%, on an absolute dollar basis, in comparison with 3Q03, primarily due to seasonal trade show expenses incurred in 3Q03. We anticipate booking no income tax provision for 4Q03. Cash flow still is expected to be positive.

For the full year of 2003, the comments made in the 3Q03 earnings release teleconference call also essentially appear to remain valid. Annual revenue growth could achieve greater than 45% compared with 2002. Operating expenses look to be down about 5%-10% for the year, on an absolute dollar basis, compared to 2002, excluding special charges. The projected tax rate for the year looks like about 5 1/2% (excluding the impact from the special state income tax benefit in 3Q03 from the resolution of a R&D tax credit claim), due primarily to jurisdictional tax effects from Japan. We continue to anticipate that cash flow should be positive for the year. Our goal for 2003 remains to outperform our near-term financial model, which calls for gross margin of 40% and breakeven operating margin. Our long-term financial model has gross margin of 50% or greater and operating margin of 15% or greater in 2004.

Additionally, for 2004, the projected financials still indicate Ultratech could achieve annual revenue growth on the order of 30% over 2003. Operating expenses continue to look to be up about 10%-15% for the year, on an absolute dollar basis, compared to 2003. The projected tax rate for the year still looks to be about 6%. Cash flow for the year still is anticipated to be positive.

Safe Harbor Statement
---------------------
Certain of the statements contained herein may be considered forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as the cyclicality in the nanotechnology and semiconductor industries, delays, deferrals and cancellations of orders by customers, pricing pressures, competition, lengthy sales cycles for the company's systems, ability to volume produce systems and meet customer requirements, the mix of products sold, dependence on new product introductions and commercial success of any new products, integration and development of the laser thermal processing operation, sole or limited sources of supply, international sales, customer concentration, manufacturing inefficiencies and absorption levels, risks associated with introducing new technologies, inventory obsolescence, economic and political conditions in Asia, delays in collecting accounts receivable, extended payment terms, changes in technologies, the outbreak of Severe Acute Respiratory Syndrome (SARS) and any adverse effects of terrorist attacks or military actions in the United States or elsewhere on the economy in general or our business in particular. Such risks and uncertainties are described in the company's SEC reports including the company's Annual Report on Form 10-K filed for the year ended December 31, 2002 and its Quarterly Report on Form 10-Q filed for the quarter ended September 27, 2003.

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